Exhibit 77K


KPMG LLP served as the independent public accountants for the Fund's last fiscal year. The client-auditor relationship between KPMG and the Fund ceased as of April 14, 2000. KPMG's reports on the financial statements for the Fund during the Fund's last two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During the last two fiscal years and any subsequent interim period, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report.

Effective April 14, 2000, PricewaterhouseCooper LLP was named by the Board of Trustees to be the independent public accountants for the Fund. The client-auditor relationship ceased as of May 18, 2000. The cessation of the client-auditor relationship between the Fund and PricewaterhouseCooper LLP was based solely on a possible future business relationship by PricewaterhouseCooper LLP with an affiliate of the Fund's investment adviser. The Fund's Board of Trustees has engaged Ernst & Young LLP to be the Fund's independent accounts, effective May 18, 2000.


May 31, 2000


Securities and Exchange Commission
Washington, DC  20549

Ladies and Gentlemen:

We were previously principal accountants for the Van Kampen Aggressive Growth Fund Fund (the Fund) and, under the date May 3, 1999, we reported on the financial statements of the Fund as of and for the year ended March 31, 1999. On April 14, 2000, our appointment as principal accountants was terminated. We have read the statements in Exhibit 77K of the Form N-SAR dated May 31, 2000 and we agree with such statements.

Very truly yours,

KPMG LLP



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May 31, 2000


Securities and Exchange Commission
Washington, DC  20549

Ladies and Gentlemen:

We were previously principal accountants for the Van Kampen Growth Fund (the
Fund) and, under the date May 5, 1999, we reported on the financial statements of the Fund as of and for the year ended March 31, 1999. On April 14, 2000, our appointment as principal accountants was terminated. We have read the statements in Exhibit 77K of the Form N-SAR dated May 31, 2000 and we agree with such statements.

Very truly yours,

KPMG LLP

May 31, 2000


Securities and Exchange Commission
Washington, DC  20549

Ladies and Gentlemen:

We were previously principal accountants for the Van Kampen Utility Fund (the
Fund) and, under the date May 6, 1999, we reported on the financial statements of the Fund as of and for the year ended March 31, 1999. On April 14, 2000, our appointment as principal accountants was terminated. We have read the statements in Exhibit 77K of the Form N-SAR dated May 31, 2000 and we agree with such statements.

Very truly yours,

KPMG LLP